As filed with the Securities and Exchange Commission on January 27, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3 Registration Statement

Under the Securities Act of 1933

DENDREON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	22-3203193
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

3005 First Avenue

Seattle, Washington 98121

(206) 256-4545

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Mitchell H. Gold, M.D.

Chief Executive Officer

Dendreon Corporation

3005 First Avenue

Seattle, Washington 98121

(206) 256-4545

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

L. John Stevenson, Jr.

Christopher J. Voss

John D. Kauffman

Stoel Rives LLP

One Union Square, 36th Floor

Seattle, WA 98101-3197

(206) 624-0900 (telephone)

(206) 386-7500 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration Number 333-109873

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Calculation of Registration Fee

Title of Each Class of Securities Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)

Common Stock, $.001 par value per share, including related rights to purchase Series A junior participating preferred stock	$25,000,000	$2,023.00

(1)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933. This registration statement registers an indeterminate number of shares of common stock that the Registrant may sell from time to time. The aggregate offering price for all the shares of common stock, including related rights to purchase Series A junior participating preferred stock, that the Registrant may sell from time to time pursuant to this registration statement will not exceed $25,000,000.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

This registration statement relates to the Registrant’s registration statement on Form S-3 (File No. 333-109873), as amended (the “Prior Registration Statement”), and is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, solely to increase the dollar amount of securities registered under the Prior Registration Statement by $25,000,000. The contents of the Prior Registration Statement, including the exhibits thereto and each of the documents incorporated by reference therein, are hereby incorporated into this registration statement by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on January 26, 2004.

DENDREON CORPORATION

By:	/s/ Mitchell H. Gold, M.D.
Mitchell H. Gold, M.D. Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mitchell H. Gold, M.D. Mitchell H. Gold, M.D.	Chief Executive Officer (Principal Executive Officer) and Director	January 26, 2004

/s/ Christopher S. Henney, Ph.D., D.Sc.* Christopher S. Henney, Ph.D., D.Sc.	Executive Chairman of the Board of Directors	January 26, 2004

/s/ Martin A. Simonetti* Martin A. Simonetti	Chief Financial Officer (Principal Financial and Accounting Officer)	January 26, 2004

Susan Bayh	Director

/s/ Gerardo Canet* Gerardo Canet	Director	January 26, 2004

Bogdan Dziurzynski	Director

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/s/ Timothy Harris, Ph.D.* Timothy Harris, Ph.D.		Director	January 26, 2004

/s/ M. Blake Ingle* M. Blake Ingle		Director	January 26, 2004

Ruth Kunath		Director

/s/ David L. Urdal, Ph.D.* David L. Urdal, Ph.D.		Director	January 26, 2004

/s/ Douglas Watson* Douglas Watson		Director	January 26, 2004

* By:	/s/ Mitchell H. Gold, M.D.		January 26, 2004
Mitchell H. Gold, M.D. Attorney-In-Fact

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EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Stoel Rives LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of KPMG LLP, Independent Auditors

23.3	Consent of Stoel Rives LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (1)

(1)	Incorporated by reference to the Registrant’s registration statement on Form S-3, File No. 333-109873.